Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2019 Financial and Operating Results

OKLAHOMA CITY (May 2, 2019) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three-months ended March 31, 2019 and provided an update on its 2019 activities. Key information includes the following:

•	Net production averaged 1,263.6 MMcfe per day during the first quarter of 2019.

•	Net income of $62.2 million, or $0.38 per diluted share, for the first quarter of 2019.

•	Adjusted net income (as defined and reconciled below) of $53.2 million, or $0.33 per diluted share, for the first quarter of 2019.

•	Adjusted EBITDA (as defined and reconciled below) of $206.8 million for the first quarter of 2019.

•

Gulfport drilled six gross (5.6 net) operated wells in the Utica Shale and four gross (3.1 net) operated wells in the SCOOP and had three gross wells in various stages of drilling at the end of the first quarter of 2019.

•

Gulfport completed 25 gross and net operated wells in the Utica Shale and seven gross (6.7 net) operated wells in the SCOOP during the first quarter of 2019 and had eight gross wells in various stages of completion at the end of the first quarter of 2019.

•

Gulfport turned-to-sales six gross and net operated wells in the Utica Shale and three gross (2.8 net) operated wells in the SCOOP during the first quarter of 2019, which includes six gross and net wells turned-to-sales after March 25, 2019.

•	Repurchased 3.8 million shares of the Company’s common stock through May 1, 2019.

•	Reaffirmed 2019 total capital expenditures to be in the range of $565 to $600 million and funded entirely within cash flow.

•	Reiterated 2019 full year net production to average 1,360 MMcfe to 1,400 MMcfe per day.

•	Forecasted 2019 full year free cash flow in excess of $100 million.

•	Maintained large 2019 hedge position of approximately 1,254 BBtu per day of natural gas fixed price swaps at an average fixed price of $2.83 per MMBtu.

•

Increased oil hedge position to approximately 4,104 barrels per day of oil fixed price swaps at an average fixed price of $60.72 per barrel in 2019 and 6,000 barrels per day at an average fixed price of $59.82 per barrel in 2020.

Chief Executive Officer and President, David M. Wood, commented, “Gulfport is off to a strong start in 2019, beginning the year active in our core asset areas and remaining on track to deliver on our previously announced 2019 capital budget, operational outlook and commitment to free cash flow generation. Capitalizing on our drilled uncompleted well inventory, we began the year active on the ground and as previously mentioned, we forecast this robust level of activity will lead to a heavy turn in line schedule during the second quarter of 2019. We plan to progressively turn to sales in excess of 30 gross wells during the quarter, leading to solid production growth and positioning us well as we continue to execute on our 2019 program.”

Mr. Wood continued, “In addition, we continue to simplify the portfolio through non-core asset monetizations and recently entered into an agreement to monetize a small footprint of Marcellus formation rights overlying a portion of our acreage in the Utica Shale of Eastern Ohio. Consistent with our previous comments on our ongoing stock repurchase program, the anticipated proceeds of this transaction allowed Gulfport to repurchase approximately $30 million of Gulfport common stock during the first quarter of 2019, reducing our shares outstanding by approximately 2%. In addition, we expect to launch a process to divest certain water infrastructure assets Gulfport holds across our SCOOP position in the coming weeks, including water handling and water recycling facilities, and we plan to provide further details on the monetization process when appropriate. All in all, our 2019 program is off to a strong start and we remain focused on disciplined capital allocation, cash flow generation and enhancing shareholder returns going forward.”

Stock Repurchase Program

As of May 1, 2019, the Company has repurchased 3.8 million shares totaling approximately $30 million during 2019.

In January 2019, Gulfport’s board of directors authorized the Company to acquire up to $400 million of its outstanding common stock within a 24 month period and approximately $370 million remains available under the current authorization. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its 2019 capital development program. This repurchase program may be suspended from time to time, accelerated, modified, extended or discontinued by the board of directors at any time.

First Quarter of 2019 Financial Results

For the first quarter of 2019, Gulfport reported net income of $62.2 million, or $0.38 per diluted share, on revenues of $320.6 million. For the first quarter of 2019, EBITDA (as defined and reconciled below for each period presented) was $215.9 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $177.3 million. Gulfport’s GAAP net income for the first quarter of 2019 includes the following items:

•	Aggregate non-cash derivative gain of $4.8 million.

•	Aggregate gain of $4.3 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the first quarter of 2019 would have been as follows:

•	Adjusted oil and gas revenues of $315.8 million.

•	Adjusted net income of $53.2 million, or $0.33 per diluted share.

•	Adjusted EBITDA of $206.8 million.

Production and Realized Prices

Gulfport’s net daily production for the first quarter of 2019 averaged approximately 1,263.6 MMcfe per day. For the first quarter of 2019, Gulfport’s net daily production mix was comprised of approximately 90% natural gas, 7% natural gas liquids (“NGL”) and 3% oil.

Gulfport’s realized prices for the first quarter of 2019 were $2.54 per Mcf of natural gas, $52.35 per barrel of oil and $0.52 per gallon of NGL, resulting in a total equivalent price of $2.82 per Mcfe. Gulfport’s realized prices for the first quarter of 2019 include an aggregate non-cash derivative gain of $4.8 million. Before the impact of derivatives, realized prices for the first quarter of 2019, including transportation costs, were $2.70 per Mcf of natural gas, $53.10 per barrel of oil and $0.58 per gallon of NGL, for a total equivalent price of $3.00 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2019	2018
Production Volumes:

Natural gas (MMcf)	102,079	102,042
Oil (MBbls)	612	757
NGL (MGal)	55,830	65,756
Gas equivalent (MMcfe)	113,726	115,977
Gas equivalent (Mcfe per day)	1,263,617	1,288,631

Average Realized Prices:
(before the impact of derivatives):

Natural gas (per Mcf)	$2.70	$2.44
Oil (per Bbl)	$53.10	$60.36
NGL (per Gal)	$0.58	$0.71
Gas equivalent (per Mcfe)	$3.00	$2.95

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.45	$2.60
Oil (per Bbl)	$53.13	$54.72
NGL (per Gal)	$0.59	$0.67
Gas equivalent (per Mcfe)	$2.78	$3.02

Average Realized Prices:

Natural gas (per Mcf)	$2.54	$2.35
Oil (per Bbl)	$52.35	$48.27
NGL (per Gal)	$0.52	$0.75
Gas equivalent (per Mcfe)	$2.82	$2.81

The table below summarizes Gulfport’s first quarter of 2019 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Utica Shale
Natural gas (MMcf)	85,700	87,196
Oil (MBbls)	66	78
NGL (MGal)	23,336	35,738
Gas equivalent (MMcfe)	89,428	92,772

SCOOP
Natural gas (MMcf)	16,366	14,832
Oil (MBbls)	398	497
NGL (MGal)	32,480	30,008
Gas equivalent (MMcfe)	23,394	22,103

Southern Louisiana
Natural gas (MMcf)	—	7
Oil (MBbls)	135	169
NGL (MGal)	—	—
Gas equivalent (MMcfe)	812	1,021

Other
Natural gas (MMcf)	13	7
Oil (MBbls)	13	12
NGL (MGal)	15	9
Gas equivalent (MMcfe)	92	82

First Quarter 2019 Capital Expenditures

During the first quarter of 2019, Gulfport’s drilling and completion (“D&C”) capital expenditures totaled $254.9 million and land capital expenditures totaled $20.1 million. According to plan, the 2019 capital program is weighted to first half of 2019 and Gulfport reaffirmed its previously provided expectation that 2019 total capital expenditures will be approximately $565 million to $600 million.

2019 Financial Position and Liquidity

As of March 31, 2019, Gulfport had cash on hand of approximately $18.0 million. As of March 31, 2019, Gulfport’s $1.4 billion revolving credit facility, under which Gulfport has an elected commitment of $1.0 billion, had outstanding borrowings of $45.0 million and outstanding letters of credit totaling $271.1 million.

2019 Capital Budget and Production Guidance

Gulfport reaffirms its expectation that its 2019 total capital expenditures will be in the range of $565 million to $600 million, which will be funded entirely within cash flow at current strip pricing. With this level of capital spend, Gulfport continues to forecast its 2019 average daily net production will be in the range of 1,360 MMcfe to 1,400 MMcfe per day.

Based on actual results during the first quarter of 2019 and utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport reiterates its natural gas differential guidance and forecasts that its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.49 to $0.66 per Mcf below NYMEX settlement prices in 2018. In addition, Gulfport reiterates its oil differential guidance and forecasts that its 2019 realized oil price will be in the range of $3.00 to $3.50 per barrel below WTI. With respect to its expected realized NGL price, based on actual results to date and utilizing current strip pricing, Gulfport now forecasts its 2019 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 40% to 45% of WTI.

The table below summarizes the Company’s updated full year 2019 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2019
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,360	1,400
% Gas	~90%
% Natural Gas Liquids	~7%
% Oil	~3%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.49)	$(0.66)
NGL (% of WTI)	40%	45%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.15	$0.17
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.53	$0.58
General and Administrative - $/Mcfe	$0.09	$0.11

	Total
Budgeted D&C Expenditures - In Millions:	$525	$550
Budgeted Land Expenditures - In Millions:	$40	$50

Total Capital Expenditures - In Millions:	$565	$600

Net Wells Drilled
Utica - Operated	10	11
Utica - Non-Operated	2	3

Total	12	14

SCOOP - Operated	7	8
SCOOP - Non-Operated	1	2

Total	8	10

Net Wells Turned-to-Sales
Utica - Operated	40	45
Utica - Non-Operated	2	3

Total	42	48

SCOOP - Operated	14	15
SCOOP - Non-Operated	1	2

Total	15	17

Operational Update

The table below summarizes Gulfport’s activity for the three-month period ended March 31, 2019 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2019:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three months ended
	March 31,	Remaining Wells	Guidance(1)
	2019	2019	2019
Net Wells Drilled
Utica - Operated	5.6	4.9	10.5
Utica - Non-Operated	0.3	2.2	2.5

Total	5.9	7.1	13.0

SCOOP - Operated	3.1	4.4	7.5
SCOOP - Non-Operated	0.3	1.2	1.5

Total	3.4	5.6	9.0

Net Wells Turned-to-Sales
Utica - Operated	6.0	36.5	42.5
Utica - Non-Operated	—	2.5	2.5

Total	6.0	39.0	45.0

SCOOP - Operated	2.8	11.7	14.5
SCOOP - Non-Operated	—	1.5	1.5

Total	2.8	13.2	16.0

(1)	Utilizes mid-point of publicly provided 2019 guidance

Utica Shale

In the Utica Shale, during the first quarter of 2019, Gulfport spud six gross (5.6 net) operated wells. The wells drilled during the first quarter of 2019 had an average lateral length of approximately 10,600 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during the first quarter of 2019 from spud to rig release totaled approximately 17.7 days, a decrease of 9% over full year 2018. In addition, Gulfport turned-to-sales six gross and net operated wells with an average stimulated lateral length of approximately 8,200 feet during the first quarter of 2019, which includes four gross and net wells turned-to-sales after March 25, 2019.

During the first quarter of 2019, net production from Gulfport’s Utica acreage averaged approximately 993.6 MMcfe per day.

At present, Gulfport has one operated horizontal drilling rig running in the play.

SCOOP

In the SCOOP, during the first quarter of 2019, Gulfport spud four gross (3.1 net) operated wells, which includes three gross wells targeting the Woodford formation and one gross well targeting the Sycamore formation. The wells drilled during this period had an average lateral length of approximately 8,000 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 63.2 days, in line with the Company’s full year 2018 results. In addition, Gulfport turned-to-sales three gross (2.8 net) operated wells with an average stimulated lateral length of approximately 7,000 feet during the first quarter of 2019, which includes two gross and net wells turned-to-sales after March 25, 2019.

During the first quarter of 2019, net production from Gulfport’s SCOOP acreage averaged approximately 259.9 MMcfe per day.

At present, Gulfport has two operated horizontal drilling rigs active in the play.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of May 1, 2019.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	2Q2019	3Q2019	4Q2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,180	1,380	1,380
Price ($ per MMBtu)	$2.82	$2.81	$2.81

Swaption contracts (NYMEX)
Volume (BBtupd)	30	30	30
Price ($ per MMBtu)	$3.10	$3.10	$3.10

Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	60	60	60
Price ($ per MMBtu)	$(0.05)	$(0.05)	$(0.05)

Oil:
Swap contracts (WTI)
Volume (Bblpd)	5,000	5,500	5,500
Price ($ per Bbl)	$60.64	$60.81	$60.81

NGL:
C2 Ethane Swap contracts
Volume (Bblpd)	1,000	1,000	1,000
Price ($ per Gal)	$0.44	$0.44	$0.44

C3 Propane Swap contracts
Volume (Bblpd)	4,000	4,000	4,000
Price ($ per Gal)	$0.69	$0.69	$0.69

C5 Pentane Swap contracts
Volume (Bblpd)	835	1,000	1,000
Price ($ per Gal)	$1.28	$1.28	1.28

	2019	2020
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,254	204
Price ($ per MMBtu)	$2.83	$2.77

Swaption contracts (NYMEX)
Volume (BBtupd)	35	—
Price ($ per MMBtu)	$3.11	$—

Basis Swap contracts (OGT)
Volume (BBtupd)	—	10
Differential ($ per MMBtu)	$—	$(0.54)

Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)

Oil:
Swap contracts (WTI)
Volume (Bblpd)	4,104	6,000
Price ($ per Bbl)	$60.72	$59.82

NGL:
C2 Ethane Swap contracts
Volume (Bblpd)	1,000	—
Price ($ per Gal)	$0.44	$—

C3 Propane Swap contracts
Volume (Bblpd)	3,815	—
Price ($ per Gal)	$0.69	$—

C5 Pentane Swap contracts
Volume (Bblpd)	836	—
Price ($ per Gal)	$1.28	$—

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Friday, May 3, 2019 at 8:00 a.m. CDT to discuss its first quarter of 2019 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13686821. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense and depreciation, depletion and amortization. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain) and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative loss (gain) and (income) loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$17,996	$52,297
Accounts receivable—oil and natural gas sales	144,996	210,200
Accounts receivable—joint interest and other	24,580	22,497
Prepaid expenses and other current assets	12,560	10,607
Short-term derivative instruments	17,958	21,352

Total current assets	218,090	316,953

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,877,001 and $2,873,037 excluded from amortization in 2019 and 2018, respectively	10,312,124	10,026,836
Other property and equipment	96,204	92,667
Accumulated depletion, depreciation, amortization and impairment	(4,757,814)	(4,640,098)

Property and equipment, net	5,650,514	5,479,405

Other assets:
Equity investments	244,119	236,121
Inventories	11,018	4,754
Operating lease assets	29,795	—
Operating lease assets - related parties	58,659	—
Other assets	13,314	13,803

Total other assets	356,905	254,678

Total assets	$6,225,509	$6,051,036

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$568,184	$518,380
Short-term derivative instruments	25,921	20,401
Current portion of operating lease liabilities	27,983	—
Current portion of operating lease liabilities - related parties	20,618	—
Current maturities of long-term debt	656	651

Total current liabilities	643,362	539,432

Long-term derivative instruments	287	13,992
Asset retirement obligation—long-term	82,900	79,952
Deferred tax liability	3,127	3,127
Non-current operating lease liabilities	1,812	—
Non-current operating lease liabilities - related parties	38,041	—
Long-term debt, net of current maturities	2,087,714	2,086,765

Total liabilities	2,857,243	2,723,268

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 159,421,965 issued and outstanding at March 31, 2019 and 162,986,045 at December 31, 2018	1,594	1,630
Paid-in capital	4,202,023	4,227,532
Accumulated other comprehensive loss	(52,225)	(56,026)
Accumulated deficit	(783,126)	(845,368)

Total stockholders’ equity	3,368,266	3,327,768

Total liabilities and stockholders’ equity	$6,225,509	$6,051,036

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2019	2018
	(In thousands, except share data)
Revenues:
Natural gas sales	$276,016	$249,399
Oil and condensate sales	32,482	45,686
Natural gas liquid sales	32,125	46,836
Net loss on natural gas, oil, and NGL derivatives	(20,045)	(16,529)

	320,578	325,392

Costs and expenses:
Lease operating expenses	19,807	18,906
Production taxes	7,921	6,854
Midstream gathering and processing expenses	70,282	64,193
Depreciation, depletion and amortization	118,433	111,018
General and administrative expenses	11,558	13,099
Accretion expense	1,067	1,004

	229,068	215,074

INCOME FROM OPERATIONS	91,510	110,318

OTHER (INCOME) EXPENSE:
Interest expense	34,120	33,965
Interest income	(152)	(37)
Income from equity method investments, net	(4,273)	(13,536)
Other income	(427)	(95)

	29,268	20,297

INCOME BEFORE INCOME TAXES	62,242	90,021
INCOME TAX BENEFIT	—	(69)

NET INCOME	$62,242	$90,090

NET INCOME PER COMMON SHARE:
Basic	$0.38	$0.50

Diluted	$0.38	$0.50

Weighted average common shares outstanding—Basic	162,823,997	180,714,881
Weighted average common shares outstanding—Diluted	163,099,409	180,802,301

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$62,242	$90,090
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion expense	1,067	1,004
Depletion, depreciation and amortization	118,433	111,018
Stock-based compensation expense	1,671	1,611
Income from equity investments	(4,132)	(13,495)
Change in fair value of derivative instruments	(4,791)	25,403
Deferred income tax benefit	—	(69)
Amortization of loan costs	1,585	1,488
Gain on sale of equity investments and other assets	(43)	—
Distributions from equity method investments	1,228	—
Changes in operating assets and liabilities:
Decrease in accounts receivable—oil and natural gas sales	65,204	7,916
Increase in accounts receivable—joint interest and other	(2,083)	(23,366)
Increase in prepaid expenses and other current assets	(1,953)	(2,652)
Decrease in other assets	42	14
(Decrease) increase in accounts payable, accrued liabilities and other	(53,339)	27,486
Settlement of asset retirement obligation	(71)	(99)

Net cash provided by operating activities	185,060	226,349

Cash flows from investing activities:
Additions to other property and equipment	(3,848)	(3,329)
Additions to oil and natural gas properties	(186,686)	(302,799)
Proceeds from sale of oil and natural gas properties	52	—
Proceeds from sale of other property and equipment	56	76
Contributions to equity method investments	(432)	(1,569)
Distributions from equity method investments	—	750

Net cash used in investing activities	(190,858)	(306,871)

Cash flows from financing activities:
Principal payments on borrowings	(150,151)	(145)
Borrowings on line of credit	150,000	200,000
Debt issuance costs and loan commitment fees	(22)	(280)
Payments on repurchase of stock	(28,330)	(99,997)

Net cash (used in) provided by financing activities	(28,503)	99,578

Net (decrease) increase in cash, cash equivalents and restricted cash	(34,301)	19,056
Cash, cash equivalents and restricted cash at beginning of period	52,297	99,557

Cash, cash equivalents and restricted cash at end of period	$17,996	$118,613

Supplemental disclosure of cash flow information:
Interest payments	$15,266	$7,944

Income tax receipts	$(1,794)	$—

Supplemental disclosure of non-cash transactions:
Capitalized stock-based compensation	$1,114	$1,074

Asset retirement obligation capitalized	$1,952	$382

Interest capitalized	$766	$843

Foreign currency translation gain (loss) on equity method investments	$3,801	$(5,503)

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended March 31,
	2019	2018
	(In thousands)
Net income	$62,242	$90,090
Interest expense	34,120	33,965
Income tax benefit	—	(69)
Accretion expense	1,067	1,004
Depreciation, depletion and amortization	118,433	111,018

EBITDA	$215,862	$236,008

	Three months ended March 31,
	2019	2018
	(In thousands)
Cash provided by operating activity	$185,060	$226,349
Adjustments:
Changes in operating assets and liabilities	(7,800)	(9,299)

Operating Cash Flow	$177,260	$217,050

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended March 31,
	2019	2018
	(In thousands)
EBITDA	$215,862	$236,008

Adjustments:
Non-cash derivative (gain) loss	(4,791)	25,403
Income from equity method investments	(4,273)	(13,536)

Adjusted EBITDA	$206,798	$247,875

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended March 31,
	2019	2018
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$62,242	$90,021
Adjustments:
Non-cash derivative (gain) loss	(4,791)	25,403
Income from equity method investments	(4,273)	(13,536)

Pre-tax net income excluding adjustments	$53,178	$101,888

Adjusted net income	$53,178	$101,888

Adjusted net income per common share:
Basic	$0.33	$0.56

Diluted	$0.33	$0.56

Basic weighted average shares outstanding	162,823,997	180,714,881
Diluted weighted average shares outstanding	163,099,409	180,802,301